                                                                    EXHIBIT 99.1



July 17, 2003



               REGIONS ANNOUNCES RECORD SECOND QUARTER EARNINGS,
                  STOCK BUYBACK AND INCREASED DIVIDEND


BIRMINGHAM, Ala. - Regions Financial Corp. (NYSE:RF) today announced record earnings for the quarter and six months ended June 30, 2003. Second quarter 2003 net income totaled $164.8 million or 73 cents per diluted share, a 9 percent increase on a per share basis over the second quarter of last year. Net income for the first half of 2003 totaled $323.4 million or $1.44 per diluted share, an increase of 8 percent on a per share basis over the first half of 2002.

"Regions' performance through the first half of this year has been outstanding," said Chairman and CEO Carl E. Jones Jr. "I am extremely pleased with our strong bottom-line performance. Our diversified revenue stream, driven by exceptionally good performance from our mortgage and brokerage operations, has us well positioned to manage through the ongoing challenges presented by the weak economy. Our fee revenues as a percentage of total revenue reached 50 percent this quarter, a milestone of diversity and stability for the company.

"Our sales-driven community banking franchise also continues to show solid progress in strengthening and expanding customer relationships to improve service and increase profitability," Jones added. "We will continue our focus on managing credit quality and risk in our balance sheet, and we remain confident that Regions is poised to deliver continued healthy returns to our shareholders."

In other developments, on Wednesday, July 16, at its regular meeting, Regions' Board of Directors authorized the repurchase of up to 12.6 million shares of the company's common stock and increased the quarterly cash dividend to 32 cents per share. The increased quarterly cash dividend is a 7 percent increase (2 cents per share) over the prior quarter's cash dividend of 30 cents per share. The
12.6 million share repurchase authorization represents an additional 10 million shares over the previously existing authorization. The purchases will be made from time to time in the open market or in privately negotiated transactions depending on market conditions and other factors. The 12.6 million share authorization represents approximately 5.7 percent of Regions' 222.6 million shares outstanding at June 30, 2003.

"Regions' consistent and strong level of performance is enabling the company to generate capital in excess of the amounts necessary to support the capital needs of our changing business mix and provide funds for growth and future investments," Jones said. "We believe that returning a portion of our excess capital to our stockholders through increased dividends and stock repurchases is an excellent way to improve our future performance and enhance shareholder value."

The company's mortgage banking and Morgan Keegan operations helped to fuel Regions' strong growth in the second quarter of 2003. Record low interest rates and the continuing refinancing wave pushed single-family residential mortgage loan production to a record level of $2.5 billion in the second quarter. Mortgage operations contributed $31.8 million to net income in the second quarter, excluding a $13.7 million, net of tax, mortgage servicing rights impairment charge.


                               Continued Next Page

July 17, 2003
Page Two


Morgan Keegan's fixed-income investment banking business, along with record retail commissions due in part to the successful sale of the Regions Morgan Keegan High Income Fund, also contributed to second quarter growth. Morgan Keegan's net income of $24 million in the second quarter represented a 53 percent increase over second quarter 2002 net income of $15.7 million.

Transaction deposits in Regions' community banking business grew strongly in the second quarter, increasing 11 percent over prior year second quarter levels. The community banking loan portfolio also demonstrated healthy growth of 5 percent in the second quarter of 2003 compared to the same period last year. This growth was led by a successful campaign to increase Equity AssetLine (home equity line of credit) lending. In addition, Regions Bank and Morgan Keegan's joint effort to boost annuity sales showed continued success in the second quarter, with a $22 million increase over first quarter levels.

Credit quality remained strong through the second quarter. Net loan charge-offs in the second quarter measured .29 percent of average loans annualized, compared to .38 percent in the second quarter of 2002. Year-to-date net loan charge-offs were .27 percent, compared to .32 percent in the first half of 2002, and .36 percent for all of 2002.

In addition, non-performing assets declined slightly in the second quarter from first quarter levels. "Our asset quality showed continued strength in the second quarter," Jones said. "While working our way through this weak economy, we will remain diligent in keeping our balance sheet well-structured to bolster our already strong financial condition."

The increased quarterly cash dividend of 32 cents per share is payable Oct. 1, 2003, to shareholders of record as of Sept. 15, 2003. This is the 129th consecutive quarter in which Regions has paid cash dividends, going back to its formation in 1971.

Regions will host a conference call and Webcast to discuss second quarter earnings this morning at 9 a.m. CDT. Webcast and call-in information is available at www.regions.com.

Regions Financial Corp., with $49.5 billion in assets, ranks among the 25 largest financial services companies in the nation. Serving customers throughout the South, it provides traditional commercial and retail banking services and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance, leasing and mortgage banking. Its banking affiliate, Regions Bank, offers banking services online from its Web site at www.regions.com and from approximately 700 banking offices in Alabama, Arkansas, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. Regions provides investment and brokerage services from more than 140 offices of Morgan Keegan & Co. Inc., one of the South's largest investment firms. Regions ranks on both the Forbes 500 and Fortune 500 listings of America's largest companies; its common stock is traded on the New York Stock Exchange under the symbol RF.





                               Continued Next Page

July 17, 2003
Page Three


                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                    (In thousands, except per share amounts)


                                            Three Months Ended                           Six Months Ended
                                                 June 30                                     June 30
                                        ----------------------------                ---------------------------
Earnings                                   2003              2002         Change       2003              2002          Change
                                        ---------        -----------                ----------         --------
Net income                               $164,766          $153,126          8%      $323,366          $307,189          5%
Per share:
 Net income                              $   0.74          $   0.68          9%      $   1.46          $   1.35          8%
 Net income-diluted                      $   0.73          $   0.67          9%      $   1.44          $   1.33          8%
 Cash dividends declared                 $   0.30          $   0.29          3%      $   0.60          $   0.58          3%

                                                             June 30
                                                   ----------------------------
Financial Condition                                   2003              2002             Change
                                                   -----------       ----------
Total assets                                       $49,548,331       $46,146,447            7%
Loans, net of unearned income                      $31,715,200       $31,221,835            2%
Securities                                         $ 9,519,302       $ 8,568,156           11%
Total earning assets                               $45,028,818       $42,523,382            6%
Total deposits                                     $31,866,515       $31,028,614            3%
Stockholders' equity                               $ 4,370,300       $ 3,937,594           11%
Stockholders' equity per share                     $     19.64       $     17.81           10%

Selected Ratios

Return on average stockholders' equity                   15.23%            15.30%
Return on average total assets                            1.35%             1.38%
Stockholders' equity to total assets                      8.82%             8.53%
Allowance for loan losses as a percentage
  of loans, net of unearned income                        1.44%             1.39%
Loans, net of unearned income, to
  total deposits                                         99.53%           100.62%


For additional information, including supplemental financial information, refer to Regions' Form 8-K filed with the Securities and Exchange Commission on July 17, 2003, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth at 205/244-2823; Regions' Media contact is Kristi Lamont Ellis at 205/326-7179.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

[REGIONS LOGO]

FINANCIAL SUPPLEMENT TO SECOND QUARTER 2003 EARNINGS RELEASE

SUMMARY

Regions produced record net income for the second quarter of 2003 of $164.8 million or $.73 per diluted share, a 9 percent increase on a per share basis over the second quarter of last year. On a linked-quarter comparison to the first quarter of this year, net income increased at a 16% annualized rate.

Total revenue on a linked-quarter comparison increased at a 21% annualized rate. Net interest income increased 7% annualized with fee income increasing at a 37% annualized rate. The net interest margin declined only 3 basis points (bps.) to 3.47% in the second quarter of 2003, compared to the prior quarter.

Average loans increased at an annualized rate of 5% from the prior quarter. This increase was primarily attributable to growth in commercial, commercial real estate and equity asset lines, offset by declines in branch installment loans.

Regions continues its strategy to alter its deposit mix toward low cost deposits. As a result, low-cost deposits increased 11% over the second quarter of 2002 and 5% annualized over the first quarter of 2003. CD's less than $100 thousand declined 20% and 49% annualized in the same respective periods.

The provision for loan losses in the second quarter of 2003 was $30 million, compared to $30 million in the second quarter of 2002 and $31.5 million in the first quarter of 2003. The reserve for loan losses as a percent of loans, net of unearned income increased from 1.42% at March 31, 2003 to 1.44% at June 30, 2003.

Net charge-offs totaled $23 million or 0.29% of average loans, annualized, in the second quarter of 2003, compared to 0.25% in the first quarter of 2003 and 0.38% for the second quarter of 2002. Year to date net charge-offs as a percent of average loans, annualized, were 0.27% in 2003, compared to 0.32% in 2002.

Impairment charges on mortgage servicing rights of $19.2 million were recorded in the second quarter of 2003 as prepayment speeds and refinancings continued to reach record levels. Securities gains totaling $15.8 million were taken to partially offset the impact of the impairment charge.

Regions' fee income as a percentage of total revenue reached 50% in the second quarter of 2003, due primarily to strong contributions from Morgan Keegan and mortgage operations. Morgan Keegan's revenues increased $31 million over second quarter 2002 and $28 million over first quarter 2003. Revenues from mortgage operations increased 76% over second quarter 2002 and 57% year-over-year.

Second quarter 2003 non-interest expense remained well under control with the $16.6 million increase (excluding the $19.2 million MSR impairment charge) from the prior quarter attributable almost entirely to increased commissions and incentives expense related to increased production from mortgage and brokerage activities.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 2


                REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CONDITION


($ amounts in thous.)
                                            6/30/02           9/30/02            12/31/02          03/31/03            6/30/03
                                         ------------       ------------       ------------       ------------       ------------

Assets:
Cash and due from banks                  $    938,871       $  1,220,392       $  1,577,536       $  1,216,597       $  1,235,107
Interest-bearing deposits
  in other banks                              271,990            226,252            303,562            185,554            154,317
Securities held to maturity                    34,785             34,938             32,909             30,919             32,082
Securities available for sale               8,533,371          8,938,255          8,961,691          9,680,014          9,487,220
Trading account assets                        874,709            890,089            785,992            889,628            897,732
Loans held for sale                           447,475          1,870,875          1,497,849            971,312          1,487,608
Federal funds sold and securities
  purchased under agreement
  to resell                                   602,972            245,684            334,788            371,098            572,226
Margin receivables                            536,245            515,228            432,337            448,541            682,433
Loans                                      31,471,671         30,822,448         31,230,268         31,799,866         31,945,121
Unearned income                              (249,836)          (250,131)          (244,494)          (238,864)          (229,921)
                                         ------------       ------------       ------------       ------------       ------------
      Loans, net of unearned
        income                             31,221,835         30,572,317         30,985,774         31,561,002         31,715,200
Allowance for loan losses                    (432,624)          (435,798)          (437,164)          (449,704)          (456,672)
                                         ------------       ------------       ------------       ------------       ------------
      Net Loans                            30,789,211         30,136,519         30,548,610         31,111,298         31,258,528
Premises and equipment                        644,584            642,376            638,031            628,473            623,050
Interest receivable                           241,932            230,397            242,088            224,016            208,094
Due from customers on
  acceptances                                  53,844             36,064             60,320             71,391             19,912
Other assets                                2,176,458          2,406,427          2,523,127          2,635,744          2,890,022
                                         ------------       ------------       ------------       ------------       ------------
                                         $ 46,146,447       $ 47,393,496       $ 47,938,840       $ 48,464,585       $ 49,548,331
                                         ============       ============       ============       ============       ============

Liabilities and
  Stockholders' Equity:
Deposits
    Non-interest-bearing                 $  4,876,717       $  5,062,053       $  5,147,689       $  5,287,382       $  5,530,777
    Interest-bearing                       26,151,897         27,112,736         27,778,512         27,081,993         26,335,738
                                         ------------       ------------       ------------       ------------       ------------
      Total Deposits                       31,028,614         32,174,789         32,926,201         32,369,375         31,866,515
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and
        securities sold under
        agreement to repurchase             2,496,069          2,551,283          2,203,261          3,397,335          4,076,180
      Commercial paper                         26,750             24,750             17,250             17,250             17,250
      Other short-term
        borrowings                          2,380,834          2,057,264          1,864,946          1,817,000          1,999,772
                                         ------------       ------------       ------------       ------------       ------------
         Total Short-term
           Borrowings                       4,903,653          4,633,297          4,085,457          5,231,585          6,093,202
    Long-term borrowings                    5,369,468          5,543,753          5,386,109          5,392,132          5,439,448
                                         ------------       ------------       ------------       ------------       ------------
      Total Borrowed Funds                 10,273,121         10,177,050          9,471,566         10,623,717         11,532,650
Bank acceptances
  outstanding                                  53,844             36,064             60,320             71,391             19,912
Other liabilities                             853,274            921,738          1,302,331          1,129,132          1,758,954
                                         ------------       ------------       ------------       ------------       ------------
      Total Liabilities                    42,208,853         43,309,641         43,760,418         44,193,615         45,178,031

Stockholders' equity:
    Common stock                              144,547            144,811            138,336            138,686            139,100
    Surplus                                 1,276,918          1,284,365            936,958            950,699            965,244
    Undivided profits                       2,768,357          2,860,604          2,952,657          3,044,708          3,142,722

    Treasury stock                           (358,199)          (358,199)                 0                  0                  0
    Unearned restricted stock                 (17,522)           (15,441)           (13,620)           (20,236)           (17,401)
    Accumulated other comprehensive
      income(loss)                            123,493            167,715            164,091            157,113            140,635
                                         ------------       ------------       ------------       ------------       ------------
         Total Stockholders'
           Equity                           3,937,594          4,083,855          4,178,422          4,270,970          4,370,300
                                         ------------       ------------       ------------       ------------       ------------

                                         $ 46,146,447       $ 47,393,496       $ 47,938,840       $ 48,464,585       $ 49,548,331
                                         ============       ============       ============       ============       ============

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 3


                REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF INCOME


($ amounts in thous.,
  except per share amts.)
                                           6/30/02       9/30/02      12/31/02      03/31/03      6/30/03
                                          --------      --------      --------      --------      --------

Interest Income:
    Interest and fees on loans            $506,410      $502,923      $464,435      $437,897      $435,161
    Interest on securities:
      Taxable interest income              101,419       104,479        99,425        95,370        88,609
      Tax-exempt interest
        income                               7,402         7,053         6,846         6,433         6,111
                                          --------      --------      --------      --------      --------
      Total Interest on
        Securities                         108,821       111,532       106,271       101,803        94,720
    Interest on loans held for
      sale                                   9,376        12,146        32,275        23,348        19,830
    Interest on margin
      receivables                            5,061         4,951         4,297         3,874         3,973
    Income on federal funds sold and
      securities purchased under
      agreement to resell                    2,251         2,530         1,980         2,029         1,391
    Interest on time deposits in
      other banks                               71           120            86            48            49
    Interest on trading account
      assets                                 6,729         6,492         6,656         6,987         6,822
                                          --------      --------      --------      --------      --------
      Total Interest Income                638,719       640,694       616,000       575,986       561,946

Interest Expense:
    Interest on deposits                   165,231       162,493       151,619       134,847       115,237
    Interest on short-term
      borrowings                            32,236        33,953        32,081        27,633        27,507
    Interest on long-term
      borrowings                            66,161        64,103        59,734        53,603        52,901
                                          --------      --------      --------      --------      --------
      Total Interest Expense               263,628       260,549       243,434       216,083       195,645
                                          --------      --------      --------      --------      --------
      Net Interest Income                  375,091       380,145       372,566       359,903       366,301

Provision for loan losses                   30,000        35,000        32,500        31,500        30,000
                                          --------      --------      --------      --------      --------
      Net Interest Income
        After Provision for
        Loan Losses                        345,091       345,145       340,066       328,403       336,301

Non-Interest Income:
    Brokerage and investment
      banking                              123,296       123,294       140,240       125,027       151,811
    Trust department income                 15,807        15,605        15,038        17,106        16,850
    Service charges on deposit
      accounts                              68,943        70,581        72,249        69,725        72,205
    Mortgage servicing and
      origination fees                      23,283        26,863        29,834        28,228        31,757
    Securities gains (losses)                1,928        22,642        25,228         9,898        15,799
    Other                                   57,443        67,696        80,300        91,605        89,702
                                          --------      --------      --------      --------      --------
      Total Non-Interest
        Income                             290,700       326,681       362,889       341,589       378,124

Non-Interest Expense:
    Salaries and employee
      benefits                             250,283       258,264       280,660       272,619       288,937
    Net occupancy expense                   23,964        25,093        26,319        25,712        25,518
    Furniture and equipment
      expense                               23,167        22,862        22,689        20,312        20,501
    Impairment of mortgage
      servicing rights                           0        19,725        17,000             0        19,190
    Other                                  123,659       126,507       137,174       129,531       129,839
                                          --------      --------      --------      --------      --------
      Total Non-Interest
        Expense                            421,073       452,451       483,842       448,174       483,985
                                          --------      --------      --------      --------      --------
      Income Before Income
        Taxes                              214,718       219,375       219,113       221,818       230,440
Applicable income taxes                     61,592        62,896        62,879        63,218        65,674
                                          --------      --------      --------      --------      --------
      Net Income                          $153,126      $156,479      $156,234      $158,600      $164,766
                                          ========      ========      ========      ========      ========

Average shares outstanding--
  during quarter                           224,878       221,282       221,257       221,604       222,213
Average shares outstanding--
  during quarter, diluted                  229,112       224,438       223,976       224,059       225,064
Actual shares outstanding--
  end of quarter                           221,054       221,476       221,337       221,898       222,561

Net income per share                      $   0.68      $   0.71      $   0.71      $   0.72      $   0.74
Net income per share, diluted             $   0.67      $   0.70      $   0.70      $   0.71      $   0.73
Dividends per share                       $   0.29      $   0.29      $   0.29      $   0.30      $   0.30

Taxable equivalent net
  interest income                         $392,856      $397,668      $391,876      $376,986      $382,751

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 4


                REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF INCOME


($ amounts in thous.,
  except per share amts.)
                                                                   Six Months Ended
                                                                        June 30
                                                             --------------------------------
                                                                2003                 2002
                                                             ----------            ----------

Interest Income:
    Interest and fees on loans                               $  873,058            $1,018,845
    Interest on securities:
      Taxable interest income                                   183,979               196,801
      Tax-exempt interest income                                 12,544                16,068
                                                             ----------            ----------
      Total Interest on Securities                              196,523               212,869
    Interest on loans held for sale                              43,178                22,192
    Interest on margin receivables                                7,847                10,031
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                                   3,420                 3,867
    Interest on time deposits in other banks                         97                   282
    Interest on trading account assets                           13,809                12,209
                                                             ----------            ----------
      Total Interest Income                                   1,137,932             1,280,295

Interest Expense:
    Interest on deposits                                        250,084               338,653
    Interest on short-term borrowings                            55,140                62,222
    Interest on long-term borrowings                            106,504               134,543
                                                             ----------            ----------
      Total Interest Expense                                    411,728               535,418
                                                             ----------            ----------
      Net Interest Income                                       726,204               744,877

Provision for loan losses                                        61,500                60,000
                                                             ----------            ----------
      Net Interest Income After Provision
         for Loan Losses                                        664,704               684,877

Non-Interest Income:
    Brokerage and investment banking                            276,838               236,151
    Trust department income                                      33,956                31,554
    Service charges on deposit accounts                         141,930               134,977
    Mortgage servicing and origination fees                      59,985                47,962
    Securities gains (losses)                                    25,697                 3,784
    Other                                                       181,307               114,880
                                                             ----------            ----------
      Total Non-Interest Income                                 719,713               569,308

Non-Interest Expense:
    Salaries and employee benefits                              561,556               487,645
    Net occupancy expense                                        51,230                46,512
    Furniture and equipment expense                              40,813                45,267
    Impairment of mortgage servicing rights                      19,190                     0
    Other                                                       259,370               244,009
                                                             ----------            ----------
      Total Non-Interest Expense                                932,159               823,433
                                                             ----------            ----------
      Income Before Income Taxes                                452,258               430,752
Applicable income taxes                                         128,892               123,563
                                                             ----------            ----------
      Net Income                                             $  323,366            $  307,189
                                                             ==========            ==========

Average shares outstanding--year-to-date                        221,910               227,404
Average shares outstanding--year-to-date, diluted               224,564               231,127
Actual shares outstanding--end of quarter                       222,561               221,054

Net income per share                                         $     1.46            $     1.35
Net income per share, diluted                                $     1.44            $     1.33
Dividends per share                                          $     0.60            $     0.58

Taxable equivalent net interest income                       $  759,738            $  780,961

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 5


                REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
          CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS


($ amounts in thous.;
  yields on taxable
  equivalent basis)
                                                                          Quarter Ended
                            --------------------------------------------------------------------------------------------------------
                                  6/30/02               9/30/02              12/31/02            03/31/03               06/30/03
                            -------------------  -------------------  -------------------  -------------------  --------------------
                              Average    Yield/    Average    Yield/   Average     Yield/    Average    Yield/    Average     Yield/
                              Balance     Rate     Balance     Rate    Balance      Rate     Balance     Rate     Balance      Rate
                            -----------  ------  -----------  ------  -----------  ------  -----------  ------  -----------   ------

Assets
Earning assets:
    Taxable securities      $ 7,764,138   5.35%  $ 8,268,921   5.11%  $ 8,464,119   4.76%  $ 8,556,302   4.59%  $ 9,019,901    3.99%
    Non-taxable securities      571,618   8.08%      553,283   7.87%      549,495   7.70%      527,888   7.68%      512,141    7.51%
    Federal funds sold          568,723   1.59%      621,687   1.61%      601,929   1.31%      656,625   1.25%      534,148    1.04%
    Margin receivables          544,407   3.95%      527,723   3.72%      462,093   3.69%      438,349   3.58%      505,989    3.15%
    Loans, net of
      unearned income        30,972,742   6.70%   31,288,244   6.52%   30,576,749   6.19%   31,115,404   5.86%   31,481,985    5.70%
    Int. bear. deposits
      in oth. bnks                8,581   3.32%       13,847   3.44%        9,658   3.53%        8,817   2.21%        9,225    2.13%
    Loans held for sale         470,493   7.99%      650,439   7.41%    1,971,049   6.50%    1,534,054   6.17%    1,386,569    5.74%
    Trading account assets      691,707   3.82%      679,995   3.84%      752,056   3.78%      859,678   3.40%      835,931    3.16%
                            -----------          -----------          -----------          -----------          -----------
      Total earning assets   41,592,409   6.33%   42,604,139   6.13%   43,387,148   5.81%   43,697,117   5.50%   44,285,889    5.24%
Allowance for loan losses      (435,206)            (432,402)            (433,208)            (442,017)            (453,768)
Cash and due from banks         939,159              923,634            1,005,505              994,186              936,007
Other non-earning assets      3,286,227            3,572,182            3,800,041            3,899,478            3,676,713
                            -----------          -----------          -----------          -----------          -----------
                            $45,382,589          $46,667,553          $47,759,486          $48,148,764          $48,444,841
                            ===========          ===========          ===========          ===========          ===========

Liabilities and
  Stockholders'
  Equity
Interest-bearing
  liabilities:
    Savings accounts        $ 1,452,647   0.61%  $ 1,477,448   0.70%  $ 1,426,427   0.53%  $ 1,421,953   0.32%  $ 1,412,742    0.28%
    Interest bearing
      transaction accounts      803,547   1.02%      924,890   0.94%    1,293,714   1.25%    1,867,494   1.17%    2,204,375    1.05%
    Money market accounts    10,736,866   1.38%   10,762,365   1.32%   11,082,987   1.08%   10,769,247   0.85%   10,616,728    0.76%
    Certificates of
      deposit of
      $100,000 or more        2,985,615   4.08%    3,190,838   3.69%    3,361,224   3.36%    3,403,813   3.09%    3,274,531    2.68%
    Other interest-bearing
      accounts               10,061,816   3.73%   10,139,316   3.60%    9,949,101   3.47%    9,758,166   3.32%    9,237,300    2.88%
    Federal funds
      purchased               1,990,013   1.75%    2,541,163   1.75%    2,587,587   1.50%    2,800,541   1.21%    3,516,034    1.10%
    Commercial paper             26,751   4.90%       26,728   4.88%       19,135   4.08%       17,250   3.79%       17,250    3.79%
    Other short-term
      borrowings              2,283,037   4.08%    2,177,578   4.09%    2,226,823   3.94%    2,102,749   3.69%    1,954,446    3.63%
    Long-term borrowings      5,020,740   5.29%    5,369,578   4.74%    5,483,143   4.32%    5,385,513   4.04%    5,392,564    3.93%
                            -----------          -----------          -----------          -----------          -----------
      Total int-bearing
        liabilities          35,361,032   2.99%   36,609,904   2.82%   37,430,141   2.58%   37,526,726   2.34%   37,625,970    2.09%
Non-interest bearing
    deposits                  4,936,834            4,906,377            5,046,352            5,068,365            5,232,916
Other liabilities             1,068,349            1,134,182            1,162,365            1,330,477            1,248,552
Stockholders' equity          4,016,374            4,017,090            4,120,628            4,223,196            4,337,403
                            -----------          -----------          -----------          -----------          -----------
                            $45,382,589          $46,667,553          $47,759,486          $48,148,764          $48,444,841
                            ===========          ===========          ===========          ===========          ===========


Net yield on interest
    earning assets                        3.79%                3.70%                3.58%                3.50%                 3.47%

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 6


                REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
          CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS


($ amounts in thous.;
  yields on taxable
  equivalent basis)
                                                                             Six Months Ended
                                                                                June 30
                                                --------------------------------------------------------------------------
                                                              2003                                          2002
                                                -------------------------------            -------------------------------
                                                   Average               Yield/               Average               Yield/
                                                   Balance                Rate                Balance                Rate
                                                ------------             ------            ------------             ------

Assets
Earning assets:
    Taxable securities                          $  8,789,382              4.28%            $  7,486,144              5.42%
    Non-taxable securities                           519,971              7.60%                 620,717              8.12%
    Federal funds sold                               595,048              1.16%                 533,650              1.46%
    Margin receivables                               472,356              3.35%                 542,747              3.73%
    Loans, net of unearned income                 31,299,707              5.78%              30,808,672              6.82%
    Int. bear. deposits in oth. bnks                   9,022              2.17%                  23,464              2.42%
    Loans held for sale                            1,459,904              5.96%                 599,216              7.47%
    Trading account assets                           847,739              3.28%                 647,840              3.86%
                                                ------------                               ------------
      Total earning assets                        43,993,129              5.37%              41,262,450              6.43%
Allowance for loan losses                           (447,925)                                  (429,165)
Cash and due from banks                              964,936                                    951,106
Other non-earning assets                           3,787,480                                  3,264,038
                                                ------------                               ------------
                                                $ 48,297,620                               $ 45,048,429
                                                ============                               ============

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
    Savings accounts                            $  1,417,322              0.30%            $  1,407,370              0.58%
    Interest bearing transaction
      accounts                                     2,036,865              1.10%                 800,423              1.13%
    Money market accounts                         10,692,566              0.81%              10,766,795              1.40%
    Certificates of deposit of
      $100,000 or more                             3,338,815              2.88%               3,052,169              4.23%
    Other int-bearing accounts                     9,496,294              3.11%              10,002,668              3.86%
    Federal funds purchased                        3,160,264              1.15%               1,801,799              1.77%
    Commercial paper                                  17,250              3.79%                  27,010              4.98%
    Other short-term borrowings                    2,028,188              3.66%               2,272,110              4.06%
    Long-term borrowings                           5,389,058              3.99%               4,882,128              5.56%
                                                ------------                               ------------
      Total int-bearing liabilities               37,576,622              2.21%              35,012,472              3.08%
Non-interest bearing deposits                      5,151,095                                  4,889,917
Other liabilities                                  1,289,288                                  1,097,427
Stockholders' equity                               4,280,615                                  4,048,613
                                                ------------                               ------------
                                                $ 48,297,620                               $ 45,048,429
                                                ============                               ============

Net yield on int. earning assets                                          3.48%                                      3.82%


                REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                           ALLOWANCE FOR LOAN LOSSES


($ amounts in thous.)
                                              Six Months Ended
                                                  June 30
                                        ----------------------------
                                          2003                2002
                                        --------            --------

Balance at beginning of year            $437,164            $419,167

Net loans charged off:
  Commercial                              28,211              27,328
  Real estate                              5,753               5,595
  Installment                              8,028              15,948
                                        --------            --------
      Total                               41,992              48,871
Allowance of acquired banks                    0               2,328
Provision charged to expense              61,500              60,000
                                        --------            --------

Balance at end of period                $456,672            $432,624
                                        ========            ========

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 7


                REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                                SELECTED RATIOS


                                              6/30/02             9/30/02           12/31/02           03/31/03           06/30/03
                                              -------             -------           --------           --------           --------

Return on average assets*                        1.35%              1.33%              1.30%              1.34%              1.36%

Return on average equity*                       15.29%             15.45%             15.04%             15.23%             15.24%

Stockholders' equity per share                $ 17.81             $18.44             $18.88             $19.25             $19.64

Stockholders' equity to total
     assets                                      8.53%              8.62%              8.72%              8.81%              8.82%

Allowance for loan losses as a
    percentage of loans, net
    of unearned income                           1.39%              1.43%              1.41%              1.42%              1.44%

Loans, net of unearned income,
    to total deposits                          100.62%             95.02%             94.11%             97.50%             99.53%

Net charge-offs as a percentage of
    average loans*                               0.38%              0.40%              0.40%              0.25%              0.29%

Total non-performing assets
    (excluding loans 90 days
    past due) as a percentage of
    loans and other real estate                  1.20%              1.11%              1.03%              1.07%              1.02%

Total non-performing assets
    (including loans 90 days
    past due) as a percentage of
    loans and other real estate                  1.34%              1.25%              1.15%              1.22%              1.13%


* Annualized

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 8


LOANS

                        LOAN PORTFOLIO - PERIOD END DATA


($ amounts
  in thousands)                                                                             6/30/2003               6/30/2003
                       6/30/2002    9/30/2002    12/31/2002   3/31/2003    6/30/2003       vs. 6/30/02             vs. 3/31/03*
                      -----------  -----------  -----------  -----------  -----------  -------------------     ------------------

Commercial            $10,414,685  $10,843,901  $11,080,812  $10,987,725  $10,988,657  $   573,972      5.5%   $     932      0.0%
Residential
  Mortgages             8,280,718    7,872,982    7,978,284    7,832,514    8,204,385      (76,333)    -0.9%     371,871     19.0%
Other Real Estate
  Loans                 4,017,136    4,259,622    4,497,486    5,199,901    4,910,895      893,759     22.2%    (289,006)   -22.2%
Construction            3,638,088    3,663,580    3,603,820    3,636,628    3,579,442      (58,646)    -1.6%     (57,186)    -6.3%
Branch Installment      1,690,493    1,674,325    1,632,443    1,550,386    1,476,601     (213,892)   -12.7%     (73,785)   -19.0%
Indirect Installment    1,496,196      491,321      375,438      393,890      382,401   (1,113,795)   -74.4%     (11,489)   -11.7%
Consumer Lines of
  Credit                1,120,240    1,174,465    1,219,286    1,330,412    1,538,884      418,644     37.4%     208,472     62.7%
Student Loans             564,279      592,120      598,205      629,546      633,935       69,656     12.3%       4,389      2.8%
                      -----------  -----------  -----------  -----------  -----------  -----------    -----    ---------    -----
                      $31,221,835  $30,572,316  $30,985,774  $31,561,002  $31,715,200  $   493,365      1.6%   $ 154,198      2.0%
                      ===========  ===========  ===========  ===========  ===========  ===========    =====    =========    =====


Loans Held for
  Sale (HFS):
Mortgage Loans HFS    $   447,475  $   770,875  $ 1,014,112  $   905,881  $ 1,166,875  $   719,400    160.8%   $ 260,994    115.2%
Indirect Loans HFS             --    1,100,000      483,737       65,431      320,733      320,733       --      255,302   1560.7%
                      -----------  -----------  -----------  -----------  -----------  -----------    -----    ---------    -----
  Total Loans HFS     $   447,475  $ 1,870,875  $ 1,497,849  $   971,312  $ 1,487,608  $ 1,040,133    232.4%   $ 516,296    212.6%
                      ===========  ===========  ===========  ===========  ===========  ===========    =====    =========    =====


LOAN PORTFOLIO - AVERAGE BALANCES


($ amounts
  in thousands)                                                                               2Q03                     2Q03
                           2Q02        3Q02         4Q02          1Q03         2Q03         vs. 2Q02                 vs. 1Q03*
                       -----------  -----------  -----------  -----------  -----------  ---------------------   ------------------

Commercial              10,201,830   10,494,872   10,924,706   10,910,248   11,004,275  $   802,445      7.87%  $  94,027     3.45%
Residential Mortgages    8,429,382    8,034,744    7,784,786    8,075,654    8,120,655     (308,727)    -3.66%     45,001     2.23%
Other Real Estate
  Loans                  3,962,492    4,156,849    4,400,778    4,636,233    4,769,170      806,678     20.36%    132,937    11.47%
Construction             3,651,759    3,658,389    3,632,526    3,628,926    3,622,848      (28,911)    -0.79%     (6,078)   -0.67%
Branch Installment       1,660,089    1,661,190    1,641,828    1,588,658    1,516,335     (143,754)    -8.66%    (72,323)  -18.21%
Indirect Installment     1,423,709    1,556,376      396,603      375,786      368,989   (1,054,720)   -74.08%     (6,797)   -7.23%
Consumer Lines of
  Credit                 1,083,688    1,150,183    1,200,906    1,269,432    1,453,531      369,843     34.13%    184,099    58.01%
Student Loans              559,793      575,641      594,616      630,467      626,182       66,389     11.86%     (4,285)   -2.72%
                       -----------  -----------  -----------  -----------  -----------  -----------    ------   ---------   ------
                       $30,972,742  $31,288,244  $30,576,749  $31,115,404  $31,481,985  $   509,243      1.64%  $ 366,581     4.71%
                       ===========  ===========  ===========  ===========  ===========  ===========    ======   =========   ======
Loan Held for
  Sale (HFS):
Mortgage Loans HFS     $   470,493  $   650,439  $ 1,000,540  $ 1,039,136  $ 1,205,220  $   734,727     156.2%  $ 166,084     63.9%
Indirect Loans HFS              --           --      970,509      494,918      181,349      181,349        --    (313,569)  -253.4%
                       -----------  -----------  -----------  -----------  -----------  -----------    ------   ---------   ------
  Total Loans HFS      $   470,493  $   650,439  $ 1,971,049  $ 1,534,054  $ 1,386,569  $   916,076     194.7%  $(147,485)   -38.5%
                       ===========  ===========  ===========  ===========  ===========  ===========    ======   =========   ======



                 AVERAGE COMMUNITY BANKING AND WHOLESALE LOANS


($ amounts
  in thousands)                                                                               2Q03                   2Q03
                          2Q02         3Q02          4Q02         1Q03         2Q03          vs. 2Q02               vs.1Q03*
                       -----------  -----------  -----------  -----------  -----------  ---------------------  -------------------

Community Bank Loans   $24,391,648  $24,824,069  $25,148,716  $25,389,025  $25,525,634  $ 1,133,986      4.65% $   136,609    2.15%
Wholesale Loans          6,581,094    6,464,175    5,428,033    5,726,379    5,956,351     (624,743)    -9.49%     229,972   16.06%
                       -----------  -----------  -----------  -----------  -----------  -----------    ------  -----------   -----
                       $30,972,742  $31,288,244  $30,576,749  $31,115,404  $31,481,985  $   509,243      1.64% $   366,581    4.71%
                       ===========  ===========  ===========  ===========  ===========  ===========    ======  ===========   =====


*  Linked quarter percentage changes are presented on an annualized basis.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 9


LOANS (CONTINUED)

- Compared to the second quarter of 2002, loans grew 5.1%, excluding the effects of Regions' securitization of indirect auto loans.

- Consumer lines of credit, primarily equity asset lines, grew 37% over 2Q02 and 63%, annualized, over 1Q03. The quality of the equity asset line portfolio remains high with an average FICO score of 739 at June 30, 2003. There were over 16,000 lines booked in the first half of 2003 as compared to approximately 9,400 lines booked in the first half of 2002.

- Community banking loans per FTE were $1.59 million compared to $1.54 million at June 30, 2002 and $1.59 million at March 31, 2003.

- At September 30, 2002, Regions classified approximately $1.1 billion of its indirect auto loan portfolio as held for sale. During the fourth quarter of 2002 and the first quarter of 2003, Regions securitized and sold approximately $800 million and $575 million, respectively, of indirect consumer auto loans classified as held for sale. At June 30, 2003, there were approximately $321 million in indirect auto loans held for sale.


DEPOSITS

                      DEPOSIT PORTFOLIO - PERIOD END DATA


($ amounts
  in thousands)                                                                               2Q03                    2Q03
                    6/30/2002     9/30/2002     12/31/2002   3/31/2003     6/30/2003         vs. 2Q02                vs.1Q03*
                   -----------   -----------   -----------  -----------   -----------  ---------------------    ------------------

Interest-Free
  Deposits         $ 4,876,717   $ 5,062,053   $ 5,147,689  $ 5,287,382   $ 5,530,777  $   654,060     13.41%   $ 243,395    18.41%
Interest-Bearing
  Checking             916,047     1,045,735     1,685,237    2,183,844     2,424,521    1,508,474    164.67%     240,677    44.08%
Savings              1,462,998     1,417,878     1,401,551    1,415,249     1,411,910      (51,088)    -3.49%      (3,339)   -0.94%
Money Market        10,570,163    10,883,940    10,959,997   10,654,437    10,429,281     (140,882)    -1.33%    (225,156)   -8.45%
                   -----------   -----------   -----------  -----------   -----------  -----------    ------    ---------    -----
  Total Low-Cost
    Deposits        17,825,925    18,409,606    19,194,474   19,540,912    19,796,489    1,970,564     11.05%     255,577     5.23%
CD's < $100K         7,051,994     6,888,661     6,668,260    6,463,944     5,675,508   (1,376,486)   -19.52%    (788,436)  -48.79%
CD's > $100K         3,044,150     3,324,508     3,422,868    3,112,566     3,174,747      130,597      4.29%      62,181     7.99%
Other Time
  Deposits           3,106,545     3,552,014     3,640,599    3,251,953     3,219,771      113,226      3.64%     (32,182)   -3.96%
                   -----------   -----------   -----------  -----------   -----------  -----------    ------    ---------    -----
                   $31,028,614   $32,174,789   $32,926,201  $32,369,375   $31,866,515  $   837,901      2.70%   $(502,860)   -6.21%
                   ===========   ===========   ===========  ===========   ===========  ===========    ======    =========    =====


               AVERAGE COMMUNITY BANKING AND WHOLESALE DEPOSITS


($ amounts
  in thousands)                                                                                2Q03                     2Q03
                      6/30/2002    9/30/2002    12/31/2002    3/31/2003     6/30/2003         vs. 2Q02                 vs.1Q03*
                     -----------  -----------   -----------  -----------   -----------  ---------------------    ------------------

Community Bank
  Deposits           $28,373,759  $28,206,152   $28,299,365  $28,524,001   $27,732,413  $  (641,346)    -2.26%   $(791,588)  -11.10%
Wholesale Deposits     2,602,882    3,963,585     3,835,255    3,769,558     4,315,066    1,712,184     65.78%     545,508    57.89%
                     -----------  -----------   -----------  -----------   -----------  -----------    ------    ---------   ------
                     $30,976,641  $32,169,737   $32,134,620  $32,293,559   $32,047,479  $ 1,070,838      3.46%   $(246,080)   -3.05%
                     ===========  ===========   ===========  ===========   ===========  ===========    ======    =========   ======


*  Linked quarter percentage changes are presented on an annualized basis.


- Low-cost deposits grew 5% annualized compared to 1Q03 and 11% compared to 2Q02. CD's declined significantly over both periods. This reflects management's effort to adjust the deposit mix to favor low-cost accounts. The decline in community banking deposits in both periods is a result of the maturity of high-cost CD's in 2Q03.

- $859 million of high yield CD's matured during 2Q03 at an average rate of 6.45%.

- CD's less than $100,000 totaled 17.8% of total deposits at June 30, 2003, down from 22.7% at June 30, 2002 and 20.0% at March 31, 2003.

- Community banking deposits per FTE were $1.73 million at June 30, 2003 compared to $1.77 million at June 30, 2002 and $1.78 million at March 31, 2003.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 10


OPERATING PERFORMANCE

($ amounts                                                                                    2Q03                    2Q03
  in thousands)                2Q02        3Q02        4Q02        1Q03        2Q03          vs. 2Q02               vs. 1Q03*
                             --------    --------    --------    --------    --------    -----------------     ----------------

Net Interest Income          $375,091    $380,145    $372,566    $359,903    $366,301    $ (8,790)    -2.3%    $  6,398     7.1%
Non-Interest Income
  (ex. sec. gains/losses)     288,772     304,039     337,661     331,691     362,325      73,553     25.5%      30,634    36.9%
                             --------    --------    --------    --------    --------    --------     ----     --------    ----
  Total Revenue              $663,863    $684,184    $710,227    $691,594    $728,626    $ 64,763      9.8%    $ 37,032    21.4%
                             ========    ========    ========    ========    ========    ========     ====     ========    ====

Fee Income as a % of
  Total Revenue                  43.5%       44.4%       47.5%       48.0%       49.7%
                             ========    ========    ========    ========    ========


($ amounts
  in thousands)                         YTD 2Q02            YTD 2Q03            $ change        % change
                                       ----------          -----------          --------        --------

Net Interest Income                    $  744,877          $   726,204          $(18,673)         -2.5%
Non-Interest Income
  (ex. sec. gains/losses)                 565,524              694,016           128,492          22.7%
                                       ----------          -----------          --------          ----
  Total Revenue                        $1,310,401          $ 1,420,220          $109,819           8.4%
                                       ==========          ===========          ========          ====

Fee Income as a % of Total Revenue           43.2%                48.9%
                                       ==========          ===========


Tax-equivalent basis:                       2Q02         3Q02         4Q02         1Q03         2Q03       YTD 2Q02     YTD 2Q03
                                            ----         ----         ----         ----         ----       --------     --------

Net interest margin                         3.79%        3.70%        3.58%        3.50%        3.47%        3.82%        3.48%
Yield on interest-earning assets            6.33%        6.13%        5.81%        5.50%        5.24%        6.43%        5.37%
Rate on interest-bearing liabilities        2.99%        2.82%        2.58%        2.34%        2.09%        3.08%        2.21%


*  Linked quarter percentage changes are presented on an annualized basis.


- The decrease in yield on interest-earning assets in 2Q03 compared to 1Q03 occurred in all categories of earning assets and is primarily attributable to overall declining interest rates in 2Q03.

- The decrease in the rate on interest-bearing liabilities in 2Q03 compared to 1Q03 occurred in all categories and is related to overall declining interest rates including the maturity of high-rate option CD's that matured in 2Q03.

- Fee income as a percentage of gross total revenue, excluding securities gains was 50% in 2Q03.

- Current modeling indicates that Regions' net interest margin should remain relatively flat in the third quarter of 2003, assuming no further changes in market interest rates. Regions remains in a slightly asset-sensitive position at the end of the second quarter of 2003.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 11


------------------------------------------------------------------------------------------------------------------------------------
  NON-INTEREST INCOME AND EXPENSE
------------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME
                                                                                                     2Q03               2Q03
($ amounts in thousands)                2Q02       3Q02      4Q02       1Q03        2Q03           vs. 2Q02           vs. 1Q03*
------------------------------------------------------------------------------------------------------------------------------------
Brokerage and investment banking      $123,296   $123,294  $140,240   $125,027    $151,811   $28,515     23.13%   $26,784     85.69%
Trust department income                 15,807     15,605    15,038     17,106      16,850     1,043      6.60%      (256)    -5.99%
Service charges on deposit accounts     68,943     70,581    72,249     69,725      72,205     3,262      4.73%     2,480     14.23%
Mortgage servicing & origination fees   23,283     26,863    29,834     28,228      31,757     8,474     36.40%     3,529     50.01%
Securities gains                         1,928     22,642    25,228      9,898      15,799    13,871    719.45%     5,901    238.47%
Insurance premiums & commissions        17,547     17,736    18,079     19,661      17,654       107      0.61%    (2,007)   -40.83%
Gain(loss) on sale of mortgage loans    17,174     23,164    27,252     28,475      37,211    20,037    116.67%     8,736    122.72%
Gain on securitization of auto loans         -          -     7,489      6,830           -         -          -    (6,830)  -400.00%
Derivative income                          625      3,662     8,518      5,483       8,016     7,391   1182.56%     2,533    184.79%
Other                                   22,097     23,134    18,962     31,156      26,821     4,724     21.38%    (4,335)   -55.66%
                                      ----------------------------------------------------------------------------------------------
  Total non-interest income           $290,700   $326,681  $362,889   $341,589    $378,124   $87,424     30.07%   $36,535    42.78%
                                      ==============================================================================================


------------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE
                                                                                                      2Q03              2Q03
($ amounts in thousands)                   2Q02     3Q02       4Q02      1Q03        2Q03          vs. 2Q02            vs. 1Q03*
------------------------------------------------------------------------------------------------------------------------------------
Salaries and employee benefits          $250,283  $258,264   $280,660  $272,619    $288,937   $38,654     15.44%   $16,318    23.94%
Net occupancy expense                     23,964    25,093     26,319    25,712      25,518     1,554      6.48%      (194)   -3.02%
Furniture and equipment expense           23,167    22,862     22,689    20,312      20,501    (2,666)   -11.51%       189     3.72%
Amortization of core deposit intangible      333       333        489       335         334         1      0.30%        (1)   -1.19%
Amortization of MSR's                      7,661     9,428     11,990    11,472      12,705     5,044     65.84%     1,233    42.99%
Impairment of MSR's                            -    19,725     17,000         -      19,190    19,190          -    19,190         -
Loss on early extinguishment of debt           -         -      5,187         -           -         -          -         -         -
Other                                    115,665   116,746    119,508   117,724     116,800     1,135      0.98%      (924)   -3.14%
                                        --------------------------------------------------------------------------------------------
  Total non-interest expense            $421,073  $452,451   $483,842  $448,174    $483,985   $62,912     14.94%   $35,811    31.96%
                                        ============================================================================================

*Linked quarter percentage changes are presented on an annualized basis.

- Securities gains of $15.8 million in 2Q03 were realized to offset the reserve recorded for mortgage servicing rights impairment of $19.2 million.

- Through June 30, 2003, approximately 65% of insurance revenues have been related to the commercial property and casualty business. Approximately 25% of revenues were from the life and group life businesses with the remaining amounts coming from claims services and contingencies.

- Insurance premiums declined slightly over 1Q03 levels but remained higher than 2Q02 levels due to timing differences on the renewals of large customers' policies.

- The increase in salaries and employee benefits of 15% and 24% from 2Q02 and 1Q03, respectively, compared to 2Q03 is directly related to commission and incentive pay in the brokerage and mortgage operations and corresponds with increases in revenues in those areas in the same periods.

- Pension expense year-to-date increased $7.8 million over 2002 due to lower projected returns on plan assets and discount rates.

- Beginning in 2002 with the adoption of FAS 142, Regions no longer amortizes excess purchase price.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 12



MORGAN KEEGAN



----------------------------------------------------------------------------------------------------------------------------
                                                        MORGAN KEEGAN
----------------------------------------------------------------------------------------------------------------------------
Summary Income Statement
                                                                                           2Q02 vs.          2Q03 vs.
($ amounts in thousands)         2Q02       3Q02       4Q02      1Q03       2Q03             2Q03             1Q03*
----------------------------------------------------------------------------------------------------------------------------
Revenues:
  Commissions                  $ 35,471   $ 36,357   $ 38,589  $ 34,175   $ 40,022     $ 4,551    12.83%  $ 5,847    68.44%
  Principal transactions         51,768     58,881     66,125    68,015     72,208      20,440    39.48%    4,193    24.66%
  Investment banking             23,259     16,138     22,497    12,184     28,933       5,674    24.39%   16,749   549.87%
  Interest                       13,704     13,606     12,960    12,925     12,385      (1,319)   -9.62%     (540)  -16.71%
  Trust fees and services        16,066     16,025     15,407    15,158     14,707      (1,359)   -8.46%     (451)  -11.90%
  Investment advisory            13,188     13,142     15,497    13,616     14,778       1,590    12.06%    1,162    34.14%
  Other                           3,163      2,892      4,204     3,790      4,927       1,764    55.77%    1,137   120.00%
                              ----------------------------------------------------------------------------------------------
    Total revenues              156,619    157,041    175,279   159,863    187,960      31,341    20.01%   28,097    70.30%

Expenses:
  Interest expense                7,685      7,275      6,679     7,517      6,344      (1,341)  -17.45%   (1,173)  -62.42%
  Non-interest expense          123,900    122,683    135,747   126,226    142,924      19,024    15.35%   16,698    52.91%
                              ----------------------------------------------------------------------------------------------
    Total expenses              131,585    129,958    142,426   133,743    149,268      17,683    13.44%   15,525    46.43%
                              ----------------------------------------------------------------------------------------------

Income before income taxes       25,034     27,083     32,853    26,120     38,692      13,658    54.56%   12,572   192.53%
Income taxes                      9,303     10,059     12,277     9,687     14,652       5,349    57.50%    4,965   205.02%
                              ----------------------------------------------------------------------------------------------
Net income                     $ 15,731   $ 17,024   $ 20,576  $ 16,433   $ 24,040     $ 8,309    52.82%  $ 7,607   185.16%
                              ==============================================================================================


--------------------------------------------------------------------------------------------------------------
Breakout of Revenue by Division
                                               Fixed-
                                               income        Equity      Regions
                                Private       Capital       Capital        MK        Investment       Interest
($ amounts in thousands)         Client       Markets       Markets       Trust       Advisory        & Other
--------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED
JUNE 30, 2003:
$ amount of revenue            $ 51,369      $ 77,348       $14,798      $14,707       $15,734        $14,004
% of gross revenue                 27.3%         41.2%          7.9%         7.8%          8.4%           7.4%

THREE MONTHS ENDED
MARCH 31, 2003:
$ amount of revenue            $ 40,720      $ 65,546       $ 9,673      $15,158       $14,802        $13,963
% of gross revenue                 25.5%         41.0%          6.1%         9.5%          9.3%           8.6%

SIX MONTHS ENDED
JUNE 30, 2003:
$ amount of revenue            $ 92,089      $142,894       $24,471      $29,865       $30,536        $27,968
% of gross revenue                 26.4%         41.1%          7.0%         8.6%          8.8%           8.1%

SIX MONTHS ENDED
JUNE 30, 2002:
$ amount of revenue            $ 87,022      $100,994       $27,652      $32,148       $25,692        $27,845
% of gross revenue                 28.9%         33.5%          9.2%        10.7%          8.5%           9.2%

*Linked quarter percentage changes are presented on an annualized basis.


- Commissions revenue increased 68% annualized in 2Q03 over 1Q03 representing increased trading activity by retail customers.

- The increase in principal transactions revenue over both 2Q02 and 1Q03 was fueled primarily by strength of the fixed income markets in 2Q03 and to a lesser degree, compared to 1Q03, by increased activity in the equity markets.

- The $16.7 million increase in investment banking revenues compared to 1Q03 is a result of higher levels of market activity and $5.6 million of commissions related to the successful sale of $247.5 million of the proprietary Regions Morgan Keegan High Income Fund in combination with a traditionally slower first quarter. The 24% increase over 2Q02 is primarily a result of the sale of the Regions Morgan Keegan High Yield Bond Fund.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 13


MORGAN KEEGAN (CONTINUED)


- The $1.4 million decline in trust fees and services revenue in 2Q03 compared to 2Q02 is due primarily to two factors. First, when management of Regions trust operations was moved to Morgan Keegan, Regions Trust began paying a capital management fee to Morgan Asset Management that effectively reclassified a portion of revenues from trust fees and services revenue to investment advisory revenue. Secondly, the market value of assets in the first half of 2003 declined significantly from the first half of 2002, accounting for a decline in fee income.

- Investment advisory revenue was also affected by sales initiatives to increase customer accounts in this area.

- Approximately $5.6 million in commissions related to the marketing and sale of the Regions Morgan Keegan High Income Fund are included in investment banking in the top table and in Private Client and Equity Capital Markets divisions in the bottom table.

- The $10.6 million increase in Private Client revenues in 2Q03 as compared to 1Q03 can also be attributed to improvement in the equity markets in the second quarter.


CREDIT QUALITY


-------------------------------------------------------------------------------------------------------------------------
                                                                 CREDIT QUALITY
-------------------------------------------------------------------------------------------------------------------------
                                                                                                      YTD          YTD
($ in thousands)                 6/30/2002    9/30/2002    12/31/2002   3/31/2003    6/30/2003    6/30/2002    6/30/2003
                                 ----------------------------------------------------------------------------------------
Allowance for loan losses         $432,624     $435,798     $437,164     $449,704     $456,672
Provision for loan losses         $ 30,000     $ 35,000     $ 32,500     $ 31,500     $ 30,000     $ 60,000     $ 61,500

Net loans charged off:
  Commercial                      $ 20,024     $ 21,501     $ 19,841     $ 12,561     $ 15,650     $ 27,328     $ 28,211
  Real estate                        2,571        3,610        2,495        2,550        3,203        5,595        5,753
  Installment                        6,686        6,715        8,798        3,849        4,179       15,948        8,028
                                  ---------------------------------------------------------------------------------------
    Total                         $ 29,281     $ 31,826     $ 31,134     $ 18,960     $ 23,032     $ 48,871     $ 41,992
                                  =======================================================================================

Net loan charge-offs as a % of
  average loans, annualized
  Commercial                          0.57%        0.80%        0.71%        0.47%        0.57%        0.54%        0.52%
  Real estate                         0.08%        0.10%        0.07%        0.07%        0.08%        0.08%        0.08%
  Installment                         0.79%        0.41%        0.65%        0.29%        0.31%        0.53%        0.30%
                                  ---------------------------------------------------------------------------------------
     Total                            0.38%        0.40%        0.40%        0.25%        0.29%        0.32%        0.27%
                                  =======================================================================================


Non-performing assets:
Non-accrual loans                 $280,371     $248,345     $226,470     $244,500     $241,789
Renegotiated loans                  42,332       33,085       32,280       31,524       29,803
Other real estate                   52,092       59,103       59,606       63,585       52,358
                                  ------------------------------------------------------------
  Total                           $374,795     $340,533     $318,356     $339,609     $323,950
                                  ============================================================

Non-performing assets as a %
  of outstanding loans                1.20%        1.11%        1.03%        1.08%        1.02%
Allowance as a % of NPAs               115%         128%         137%         132%         141%
Allowance as a % of loans, net        1.39%        1.43%        1.41%        1.42%        1.44%
Loans past due > 90 days          $  43,224    $  42,167    $  38,499    $  45,171    $  35,894

- Charge-offs were .29% and .27% of average loans in 2Q03 and YTD 6/30/03, respectively, as compared to .38% in 2Q02 and .32% YTD 6/30/02. Installment loan charge-offs have declined year-over-year, accounting for the majority of improvement over 2003 levels. Commercial and real estate loan charge-offs as a percent of average loans have remained relatively flat year-over-year.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 14



CREDIT QUALITY (CONTINUED)

- Regions non-performing loan portfolio is composed primarily of a number of small to medium-sized loans that are diversified geographically throughout its franchise.

- The 25 largest non-accrual loans range from $1.3 million to $10.6 million, with only one loan greater than $10 million. These loans are widely disbursed among a number of industries and are generally highly collateralized.

- Of the total $242 million in non-accrual loans at June 30, 2003, approximately $75.8 million (31%) are secured by single-family residences, which historically have had very low levels of losses.

- Other real estate owned declined $11.2 million compared to 1Q03. Of the 25 largest ORE properties, the largest is $2.4 million and the smallest is $423 thousand.

- Management considers the current level of the allowance for loan losses adequate to absorb possible losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.



ADDITIONAL FINANCIAL AND OPERATIONAL DATA


--------------------------------------------------------------------------------------------------------------------------------
   ADDITIONAL FINANCIAL AND OPERATIONAL DATA
--------------------------------------------------------------------------------------------------------------------------------
                                                    6/30/2002       9/30/2002     12/31/2002        3/31/2003        6/30/2003
--------------------------------------------------------------------------------------------------------------------------------
FTE employees                                            16,032          16,098          15,695          16,040          16,003
Authorized shares remaining under buyback program        2.9 MM          2.9 MM          2.6 MM          2.6 MM          2.6 MM
Full service offices                                        685             684             689             696             687
Morgan Keegan offices                                       145             145             142             146             145
ATM's                                                       767             773             764             756             757
Total number of MK financial advisors                       937             940             930             915             895
New MK customer accounts opened in the quarter           18,500          14,800          14,200          13,400          15,400
Total MK customer assets                          $32.0 Billion   $31.1 Billion   $32.7 Billion   $33.0 Billion   $35.5 Billion
Capitalized mortgage servicing rights (net)       $    140.5 MM   $    122.5 MM   $    107.0 MM   $    110.8 MM   $     96.3 MM
MSR valuation allowance                           $      3.8 MM   $     23.5 MM   $     40.5 MM   $     40.3 MM   $     59.5 MM
MSR capitalization rate                                 77 bps.          82 bps         62 bps.         65 bps.         58 bps.
Single family mortgage production                 $ 1.2 Billion   $ 1.7 Billion   $ 2.3 Billion   $ 2.2 Billion   $ 2.5 Billion
Servicing portfolio                               $18.3 Billion   $17.7 Billion   $17.3 Billion   $17.1 Billion   $16.6 Billion




- Regions has authorization to repurchase 12.6 million shares of common stock. On July 16, 2003, Regions Board of Directors increased the authorization for share buyback by 10 million shares in addition to the
         2.6 million shares remaining under the previous buyback authorization.

- Regions originated 204,584 single-family mortgage loans, a record number, in 2Q03.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2003 EARNINGS RELEASE
PAGE 15


FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors that may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) the existence or exacerbation of general geopolitical instability and uncertainty, including the threat of acts of terror or the escalation of hostilities; (e) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (f) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors that may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

Regions' Investor Relations contact is Jenifer M. Goforth at (205) 244-2823; Regions' Media contact is Kristi Lamont Ellis at (205) 326-7179.